Exhibit 10.15

DUPONT FABROS TECHNOLOGY, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of                     , 2007, is made by and between DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

A. WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a [director] [officer] of the Company and may, therefore, be subjected to claims, suits, or proceedings arising as a result of his or her service to the Company and/or its subsidiaries or otherwise as a result of his status as a [director] [officer] of the Company; and

B. WHEREAS, Section 5.5 of the Company’s Articles of Incorporation, as amended and supplemented (the “Charter”), and Article XIII of the Company’s bylaws, as amended and supplemented (the “Bylaws”), and the provisions of the Maryland General Corporation Law, as amended (the “MGCL”), provide for indemnification by the Company of its directors and officers as provided therein; and

C. WHEREAS, to provide Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below and of the continuation of the protection promised by the Bylaws regardless of, among other things, any amendment to or revocation of the Bylaws, any change in the composition of the Board of Directors of the Company (the “Board”) or any acquisition transaction relating to the Company, the Company desires to enter into this Agreement; and

D. WHEREAS, Section 2-418(g) of the MGCL expressly recognizes that the indemnification provisions of Section 2-418 of the MGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Charter or the Bylaws, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Bylaws, as permitted by the MGCL and as authorized by the Charter and the Board; and

E. WHEREAS, in order to induce Indemnitee to serve or continue to serve as a [director] [officer] of the Company and in consideration of Indemnitee’s so serving, the Company desires to indemnify Indemnitee and to make arrangements pursuant to which Indemnitee may be advanced or reimbursed expenses incurred by Indemnitee in such connection with any such claims, suits or proceedings described below, according to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

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1. Definitions.

(a) Change of Control. For purposes of this Agreement, the term “change of control” shall mean the occurrence any of the following events:

(i) the Company is merged, consolidated or reorganized into or with another corporation or other entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

(ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity;

(iii) if the Company has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company’s voting stock (or, regardless of whether the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, any “person” (as defined above) has become the beneficial owner (as defined above), directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s voting stock); or

(iv) if, during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this clause (iv) each director of the Company who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least a majority of the directors of the Company (or a committee of the Board) then still in office who were directors of the Company at the beginning of any such period shall be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the provisions of clause (iii) above, unless otherwise determined in the specific case by majority vote of the Board, a change of control shall not be deemed to have occurred solely because the Company, any subsidiary (as defined below) or any employee benefit plan of the Company or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock of the Company, whether in excess of 50% or otherwise (or would have been obligated to file such a report or proxy statement if the Company had a class of equity securities registered pursuant to Section 12 of the Exchange Act).

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(b) Disinterested Director. For purposes of this Agreement, the term “disinterested director” means a director of the Company who is not and was not a party to the proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(c) Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the MGCL or otherwise, and amounts paid in settlement by or on behalf of Indemnitee, but shall not include any judgments, fines, or penalties actually levied against Indemnitee for such individual’s violations of law. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he or she is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(d) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, appeal, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise by reason of: (i) the fact that Indemnitee is or was a director, officer, or employee of the Company; (ii) the fact that any action was taken by Indemnitee or of any action on Indemnitee’s part while acting as director or officer of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(e) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than fifty percent (50%) of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, real estate investment trust, partnership, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

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(f) Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a change of control has not occurred, independent counsel shall be selected by the Board, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a change of control has occurred, independent counsel shall be selected by Indemnitee, with the approval of the Board, which approval will not be unreasonably withheld.

2. Acknowledgment.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws and the MGCL, to induce Indemnitee to serve, or continue to serve, as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company to provide Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described herein and of the continuation of the protection promised by the Bylaws regardless of, among other things, any amendment to or revocation of the Bylaws, any change in the composition of the Board or any acquisition transaction relating to the Company.

3. Indemnification.

(a) Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the maximum extent permitted by Maryland law, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the MGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all claims, liabilities and losses (including, without limitation, judgments, fines and settlements) incurred or suffered by Indemnitee, and all expenses actually and reasonably incurred by Indemnitee, in connection with the investigation, defense, settlement or appeal of such proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

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(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the maximum extent permitted by Maryland law, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the MGCL permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all claims, liabilities and losses (including, without limitation, judgments, fines and settlements) incurred or suffered by Indemnitee, and all expenses actually and reasonably incurred by Indemnitee, in connection with the investigation, defense, settlement, or appeal of such proceeding unless it is established that (i) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Notwithstanding the foregoing, and pursuant to Section 2-418(b)(2)(ii) and (d)(2)(ii) of the MGCL, no indemnification shall be made in respect of any proceeding by or in the right of the Company as to which Indemnitee shall have been adjudged to be liable to the Company and its stockholders unless and only to the extent that the Indemnitee brings a proceeding to enforce indemnification pursuant to Section 2-418(d)(2) of the MGCL.

(c) Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:

(i) if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the expenses of securing such reimbursement; or

(ii) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to expenses actually and reasonably incurred by him or her in connection with a proceeding.

4. Indemnification for Expenses of a Party Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, to the extent that

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Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense, or appeal of such proceeding. If Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company shall indemnify Indemnitee under this Section 4 for all expenses actually and reasonably incurred by him/her or on his/her behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 4, and without limitation, the termination of any claim, issue, or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

5. Advancement of Expenses. To the extent not prohibited by Maryland law, the Company shall advance the expenses actually and reasonably incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advance or advances (which shall include appropriate invoices or other documentation received by Indemnitee in connection with such expenses but, in the case of invoices or other documentation in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice), whether prior to or after the final disposition of such proceeding. Such statement or statements shall include or be preceded or accompanied by: (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met, and (ii) a written undertaking by or on behalf of Indemnitee providing that he or she shall, to the fullest extent required by law, repay the portion of any expenses advanced relating to claims, issues, or matters in the proceeding as to which it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that the applicable standard of conduct necessary for indemnification by the Company has not been met. The undertaking required by this Section 5 shall be an unlimited general obligation by or on behalf of Indemnitee. Advances shall be unsecured, interest free, and without regard to Indemnitee’s ability to repay the expenses. To the extent that expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the proceeding, such expenses shall be allocated on a reasonable and proportionate basis.

This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

6. Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of any event or occurrence related to the fact that Indemnitee is or was an officer or director of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, a witness in any proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her in connection therewith.

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7. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, notice, request, or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless the Company’s ability to defend in such proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced by such failure, and then only to the extent the Company is thereby actually so prejudiced.

(b) Request for Indemnification. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment, or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company. Indemnitee shall submit to the Company such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(c) Determination that Indemnification is Proper. Upon written request by Indemnitee for indemnification pursuant to Section 7(b) above, and pursuant to Section 2-418(e) of the MGCL, a determination with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a change of control shall have occurred, by independent counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a change of control shall not have occurred, (A) by the Board (or a duly authorized committee thereof) by a majority vote of a quorum consisting of disinterested directors (as herein defined), (B) if a quorum of the Board consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination and receipt of all items required under Section 5 of this Agreement. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board or independent counsel if retained pursuant to clause (i) or (ii)(B) of this Section 7(c). Any expenses actually and reasonably incurred by Indemnitee in so cooperating

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with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(d) Application for Enforcement. Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement if: (i) a determination is made pursuant to Section 7(c) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(c) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification; (iii) advance of expenses is not timely made pursuant to Section 5 of this Agreement; (iv) payment of indemnification is not timely made pursuant to Section 7(c) of this Agreement; or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(d); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 4 of this Agreement.

In any enforcement hearing or proceeding, or arbitration, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board, stockholders, or independent counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

Pursuant to Section 2-418(b)(3) of the MGCL, the termination of any proceeding by judgment, order, or settlement does not create a presumption that Indemnitee did not meet the requisite standard of conduct; provided, however, that the termination of any criminal proceeding by conviction, or a pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that Indemnitee did not meet the applicable standard of conduct.

If a determination shall have been made pursuant to Section 7(c) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 7, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

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(e) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all expenses incurred in connection with any hearing, proceeding, or arbitration under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects. If it shall be determined in such hearing, proceeding, or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

8. Defense Alternative for Outside Directors. If Indemnitee is not an officer of the Company, Indemnitee, together with the other directors who are indemnitees but not officers of the Company (collectively, the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by indemnitees who are officers of the Company. The principal counsel for Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the principal counsel for the indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such indemnitees. The obligation of the Company to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded with the advice of counsel that there is a substantial possibility that Principal Counsel or Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee, or (C) the Company shall not continue to retain Principal Counsel or Separate Counsel, as the case may be, to defend such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

9. Insurance. The Company will use its best efforts to acquire and maintain an insurance policy or policies providing liability insurance for directors or officers of the Company or of any subsidiary (“D&O Insurance”). Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of any proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

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10. Exceptions.

(a) Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance expenses to Indemnitee on account of any proceeding with respect to:

(i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the Securities Act of 1933 is against public policy and is, therefore, unenforceable and that claims for indemnification for such liabilities should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below);

(ii) a final judgment rendered against Indemnitee for an accounting, disgorgement, or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder;

(iii) for any indemnification or advancement of expenses which have been paid to Indemnitee under any contract or agreement, or by an insurance carrier under a D&O Insurance policy maintained by the Company; or

(iv) a final judgment or other final adjudication that (a) Indemnitee’s conduct was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful (but only to the extent of such specific determination).

For purposes of the foregoing, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

(b) Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, and pursuant to Section 2-418(b)(4) of the MGCL, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees, or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or Charter, or applicable law, or (ii) with respect to any other proceeding initiated, brought, or made by Indemnitee that is authorized by the Bylaws or Charter, by a resolution of the Board, or by an agreement approved by the Board.

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(c) Unauthorized Settlements or Consents. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

Any provision herein to the contrary notwithstanding, the Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 10(c) shall not apply to a proceeding brought by Indemnitee under Sections 7(d) or 10(b) above.

(d) Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with certain registration statements filed under the Securities Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Securities Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

11. Contribution. If, when Indemnitee has met the applicable standard of conduct, the indemnification provisions set forth in Section 3 should, under applicable law, be to any extent unenforceable, then the Company agrees that it shall be treated as though it is or was a party to the threatened, pending, or completed proceeding in which Indemnitee is or was involved and that the Company shall contribute to the amounts paid or payable by Indemnitee as a result of expenses in third-party proceedings in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, as well as any other relevant equitable considerations. For purposes of this Section 11, the relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees, and agents (other than Indemnitee), as a group and treated as one entity, and such group’s relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated proceeding, and Indemnitee’s relative fault in light of such factors on the other hand.

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12. Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under any provision of applicable law, the Company’s Charter, Bylaws, or other agreements, as to action in Indemnitee’s official capacity, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the MGCL, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Company’s Charter, Bylaws, and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

13. Term. This Agreement shall continue until and terminate upon the later of: (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

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14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

15. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

16. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable, and to give effect to Section 15 hereof.

17. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

19. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Maryland, as applied to contracts between Maryland residents entered into and to be performed entirely within Maryland.

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20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Bylaws, the MGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

DUPONT FABROS TECHNOLOGY, INC.

By:
Name:
Title:

Address:	1212 New York Avenue, NW Suite 900 Washington, D.C., 2005

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee

Address:

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